Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-196344, 333-211893, 333-211894, 333-214571 and 333-218542 on Form S-8 and in Registration Statements No. 333-211374, 333-211375, 333-217255 and 333-221089 on Form S-3 of Resonant Inc. of our report dated February 27, 2018 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.
/s/ Crowe Horwath LLP
Sherman Oaks, California
February 27, 2018